                                                                   Exhibit 10.22

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS AGREEMENT IS MADE this 21 day of January, 1998, by and among NES Michigan Acquisition Corp., a Delaware corporation ("Purchaser"), Grand Hi-Reach, Inc., a Michigan corporation ("Seller"), and Allen Baker ("Shareholder").

     In consideration of the mutual covenants, agreements and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  DEFINITIONS
                                  -----------

     The following terms shall have the meanings set forth herein for the purposes of the transactions described in this Agreement:

     "Acquired Assets" shall have the meaning given to it in Section 1.1.
                                                             -----------

     "Agreement" shall mean this Asset Purchase Agreement, including all Exhibits and Schedules hereto.

     "Applicable Law" shall mean any federal, state, local or other law, statute, regulation, rule, policy, guideline, ordinance (zoning or otherwise), by-law, order, judgment, decree or restriction of any kind (including, without limitation, any environmental law) applicable to or binding on Purchaser, Seller, Shareholder, the Business, the Byron Center Property or any of the Acquired Assets.

     "Assumed Obligations" shall have the meaning given to it in Section 1.4.
                                                                 -----------

     "Assumed Warranties" shall mean the warranties of Seller outstanding on the Closing Date for used equipment previously sold by it and not covered by a manufacturer's warranty.

     "Base Amount" shall mean $5,747,000.

     "Book Value" shall mean net book value (ie. book value of Acquired Assets
                                             --
less book value of Assumed Obligations of all Acquired Assets determined in accordance with GAAP, consistently applied.

     "Bulk Sales Laws" shall mean the laws of any jurisdiction relating to bulk sales or transfers that are applicable to the sale of the Acquired Assets hereunder.

     "Business" shall mean the business and operations of Seller, wherever conducted.

     "Byron Center Property" shall mean the real property and improvements commonly known as 430 100th Street, Byron Center, Michigan.

     "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Section 10 hereof.
                          ----------

     "Closing Date" shall mean the date on which the Closing occurs or is to occur.

     "Closing Statement" shall have the meaning given it in Section 2.3.
                                                            -----------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Contract" shall mean any contract, lease, commitment, sales order, purchase order, indenture, mortgage, note, bond, instrument, license or other agreement relating to the Business including, without limitation, any Purchase Order or Customer Contract.

     "Customer Contract" shall have the meaning set forth in Section 1.2(b).
                                                             --------------

     "Disbursement Date" shall have the meaning given to it in Section 2.1(b).
                                                               --------------

     "Encumbrance" shall mean any encumbrance or restriction of any kind, including, without limitation, any pledge, security interest, lien, charge, encumbrance, mortgage, hypothecation, trust deed, easement, lease, sublease, claim, right of way, covenant, option, condition, right of first refusal or restriction (whether on sale, transfer, disposition or otherwise, whether imposed by agreement, law or otherwise and whether of record or otherwise).

     "Environmental Law" shall mean any law, statute, regulation, rule, order, consent decree, settlement agreement or governmental requirement which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any other so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other similar Federal, state or local statutes.

     "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets" shall have the meaning given to it in Section 1.3.
                                                             -----------

     "Fleet" shall have the meaning given it in Section 1.1(a).
                                                --------------

     "GAAP" shall mean the U.S. generally accepted accounting principles at the time in effect, consistently applied for the periods in question.

     "General Holdback" shall mean five percent (5%) of the Purchase Price.

     "Inventory" shall have the meaning given to it in Section 1.1(b).
                                                       --------------

     "Losses" shall mean all liabilities, losses, costs, fines, damages, penalties or expenses (including, without limitation, reasonable attorneys' fees and costs of investigation and litigation).

     "Management Non-Competition Agreement" shall mean the non-competition agreement in the form of Exhibit C hereto.
                         ---------

     "Other Contracts" shall have the meaning given to it in Section 1.2(c)
                                                             --------------

     "Permits" shall have the meaning given to it in Section 1.2(d).
                                                     --------------

     "Purchase Orders" shall have the meaning given to it in Section 1.2(a).
                                                             --------------

     "Purchase Price" shall mean $9,600,000, subject to adjustment as provided in Section 2.
   ---------

     "Real Property" shall mean the Byron Center Property and Wixom Property.

     "Seller's Plans" shall have the meaning given to it in Section 3.13(a).
                                                            ---------------

     "Shareholder Non-Competition Payment" shall mean $150,000.

     "Tax Authority" shall mean any governmental agency having jurisdiction over the payment of Taxes by Seller and shall include, without limitation, the Michigan Department of Revenue.

     "Tax Certificates" shall mean certificates issued by the Michigan Department of Revenue either certifying that no Taxes are due, through and including the Closing Date, from Seller, or setting forth the amount of Taxes that are due from Seller through and including the Closing Date.

     "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, payroll, severance and employees' income withholding and Social Security taxes imposed by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other Tax Authority, including all applicable penalties and interest.

     "To the knowledge of" shall mean to the knowledge of the party in question after reasonable due investigation.

     "Wixom Property" shall mean the real property and improvements commonly known as 48596 Downing, Wixom, Michigan 48393.

 SECTION 1.  Purchase and Sale; Liabilities
             ------------------------------

      1.1 Acquired Assets.  At the Closing, Seller shall sell, assign, transfer
          ---------------
and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of, all of the assets of Seller, wherever located (collectively, the "Acquired Assets"), except for the Excluded Assets. The Acquired Assets include, without limitation, the following:

     (a) All new or used machinery, equipment, vehicles (including, without limitation, automobiles, trucks, tractors and trailers and title to equipment that may be subject to a capital or finance lease naming Seller as lessee) that are leased by Seller to its customers in the ordinary course of business including, without limitation, those items set forth on
     Schedule 1.1 (the "Fleet");
     ------------

        (b) All new or used machinery, equipment, vehicles (including, without limitation, automobiles, trucks, tractors and trailers), attachments or spare parts held for sale or resale by Seller (the "Inventory");

        (c) All accounts receivables, trade receivables, notes receivables and other receivables arising out of the operation of the Business on or before the Closing Date;

        (d) All cash, certificates of deposit, bank deposits and other cash equivalents, together with all accrued but unpaid interest thereon, and including any security deposit under any Customer Contract;

        (e) All patents, patent registrations or applications, copyrights, copyright registrations or applications, trademarks, trademark registration or applications, tradenames, trade secrets, inventions, processes, designs, know-how, formulae and all phone numbers and facsimile numbers for the Real Property, including, without limitation, the name "Grand Hi-Reach";

        (f) All confidential information, price lists, marketing information, advertising materials, historical and financial records and files, and other proprietary information and all environmental control, monitoring and test records;

        (g) All sales, rental, and maintenance records for each item of the Fleet and otherwise, customer lists and files (including customer credit and collection information and customer addresses), historical records and files and other proprietary information;

        (h) All warranties, indemnities or other rights relating to the Acquired Assets;

        (i) All goodwill, if any, related to or used in connection with the Business; and

        (j) All other assets, tangible or intangible, of Seller relating to or used in connection with the Business (except for the Excluded Assets), including, without limitation, furniture, tools and shop equipment.

      1.2  Assignment of Contracts, Leases and Other Assets.  At the Closing,
           ------------------------------------------------
Seller shall assign and transfer to Purchaser, effective as of the Closing Date, all of Seller's right, title and interest in and to, and Purchaser will take assignment of the following (and all of the following shall be deemed included in the term "Acquired Assets"):

        (a) All open purchase orders, contracts, leases and agreements for the purchase or lease of goods or materials by Seller and set forth on Schedule
                                                                        --------
     1.2 (a) attached hereto (the "Purchase Orders");
     -------

        (b) All open leases, contracts and agreements for the lease, service or sale of units of the Fleet and other goods and services with customers and any deposits under such leases, contracts and agreements (the "Customer Contracts");

        (c) All Contracts with suppliers related to the Fleet and other Contracts listed on Schedule 1.2(c) (the "Other Contracts") and all such
                         ---------------
     other Contracts as shall be entered into between the date hereof and the Closing Date which fall into the categories set forth in clauses (a) or (b) above or in this clause (c) and have been entered into in the ordinary course of business or such other Contracts which shall be expressly designated in writing by Purchaser prior to the Closing; and

        (d) All permits, licenses, consents, approvals, certificates, variances or other authorizations required in connection with the operation of the Business under any Applicable Law (the "Permits").

     1.3   Excluded Assets.  The following assets of Seller (collectively, the
           ---------------
"Excluded Assets") shall be retained by Seller and are not being sold or assigned to Purchaser hereunder:

        (a)  The Byron Center Property;

        (b) One (1) Chevy Blazer Asset No. 20875, one (1) Chevy Suburban, Asset No. 43198, one (1) Utility Trailer, Asset No. 01374 and one (1) 1996 Polaris 4 Wheeler, Asset No. 2935958;

        (c) All corporate seals, articles of incorporation, minute books, stock books, tax returns or similar records pertaining to the corporate organization of Seller; and

        (d) life insurance policies on Allen Baker.

     1.4   Assumed Obligations.  At the Closing, Purchaser shall assume, and
           -------------------
agree to pay, perform, fulfill and discharge, from and after the Closing Date, the obligations of Seller (the "Assumed Obligations") that are required to be performed, and which accrue, after the Closing Date under (a) the Purchase Orders, Customer Contracts or Other Contracts (excluding indemnities, warranties, services, breach of contract claims or other obligations relating to goods sold or leased on or before the Closing Date or to matters occurring or which should have occurred on or before the Closing Date), except where the consent of a third party is required for the assignment of such order or contract and such consent has not been obtained and Seller has failed to provide Purchaser the practical benefit of such order or contract and (b) the terms of the Assumed Warranties, provided, that, Purchaser shall have no obligation under this Section 1.4(b) for any warranty claim under the Assumed Warranties asserted
     --------------
(i) in violation of the applicable warranty requirements or (ii) for the first time on or after 180 days from the Closing Date.

      1.5  No Other Liabilities Assumed.  Anything in this Agreement to the
           ----------------------------
contrary notwithstanding, neither Purchaser nor any of its affiliates shall assume, and shall not be deemed to have assumed, any debt, claim, obligation or other liability of Seller, Shareholder or any of their respective affiliates whatsoever other than as specifically set forth in Section 1.4. Without
                                                   -----------
limiting the generality of the foregoing exclusion, Purchaser is assuming no obligation for, and shall have no responsibility with respect to, any such party's accounts payable, warranty obligations, taxes, labilities under Environmental Laws or liabilities to or with respect to employees or under or with respect to any employee benefit plan, policy, program or arrangement. Purchaser shall be under no obligation to hire any of Seller's employees, including, without limitation, any obligation for employment compensation, benefits or severance.

 SECTION 2.  Purchase Price and Payment.
             --------------------------

      2.1    Payment of Purchase Price.
             -------------------------

            (a) On the Closing Date, Purchaser shall pay Seller an amount equal to the Purchase Price less the General Holdback and the Shareholder Non-Competition Payment.

            (b) On the Disbursement Date (as defined below), (i) if the Book Value stated in the Closing Statement exceeds the Base Amount, Purchaser shall pay to Seller the General Holdback (less amounts retained by Purchaser to satisfy claims pursuant to Section 12 or paid or payable by
                                ----------
     Purchaser to a Tax Authority on Seller's account) and the amount by which the Book Value stated in the Closing Statement exceeds the Base Amount, or (ii) if Base Amount exceeds the Book Value stated in the Closing Statement, Purchaser shall pay Seller the General Holdback less (A) the amount by which the Base Amount exceeds the Book Value stated in the Closing Statement and (B) amounts retained by Purchaser to satisfy claims
                                                                 ----------
     pursuant to Section 12 or paid or payable by Purchaser to a Tax Authority on Seller's account. If the General Hold back is not sufficient to cover the amount, if any, by which the Base Amount exceeds the Book Value stated in the Closing Statement, Seller shall pay to Purchaser the amount of such deficiency on the date that the Book Value is determined in accordance with this Agreement. Neither party shall be required to make any payment of any amount subject to arbitration pursuant to Section 2.2 until the
                                               -----------
     conclusion of such arbitration. The "Disbursement Date" shall mean the later of (i) the 120th day after the Closing Date, and (ii) the date Purchaser receives either a Tax Certificate showing that no Taxes are due from Seller or appropriate release documents from the proper Tax Authorities.

      2.2  Shareholder Non-Competition Payment. On the Closing Date, Purchaser
           -----------------------------------
shall pay the Shareholder Non-Competition Payment to the Shareholder on behalf of the Shareholder and the Company.

      2.3  Closing Statement.
           -----------------

           (a) Within 90 days after the Closing Date, Purchaser shall prepare and deliver to Seller a detailed statement (the "Closing Statement") setting forth the Book Value of the Acquired Assets. The Closing Statement shall be prepared at Purchaser's expense in accordance with GAAP and in a manner consistent with Seller's past practices and the terms of this Agreement. Upon Purchaser's request, Seller shall make available to Purchaser and its accountants such documents as Purchaser may reasonably request in connection with the preparation of the Closing Statement.

           (b) Within thirty (30) days after receipt of the Closing Statement, Seller shall deliver to Purchaser a written statement describing its objections, if any, thereto. Unless Seller so objects within such period, the Closing Statement shall become final and binding upon all parties. If Seller objects within such period, such objection shall be resolved by Coopers & Lybrand, Chicago office which shall be instructed to resolve such dispute within thirty
(30) days. The resolution of disputes by the arbitrating accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon the parties and the Closing Statement shall become final and binding upon the date of such resolution. The fees and expenses of such accounting firm shall be paid one-half by Purchaser and one-half by Seller.

           (c) The parties shall prorate the personal property tax assessed on the Acquired Assets by the state of Michigan or any locality with respect to the 1998 calendar year. Seller is responsible for that portion of the 1998 personal property tax multiplied by a fraction, the numerator of which is the number days in 1998 that Seller owned the Acquired Assets and the denominator of which is
365. Purchaser shall be responsible for the remainder of such tax.

      2.4  Allocation of Purchase Price.  Purchaser and Seller shall allocate
           ----------------------------
the Purchase Price as set forth on Schedule 2.4 hereto.  Such allocation is
                                   ------------
intended to comply with the requirements of Section 1060 of the Code. Seller and Purchaser shall file Form 8594 with their respective Tax Returns consistently with such allocation. Purchaser and Seller shall treat and report the transaction contemplated by this Agreement in all respects consistently for purposes of any federal, state or local tax, including, without limitation, the calculation of gain, loss and basis with reference to the Purchase Price allocation made pursuant to this Section 2.4. The parties hereto shall not take
                                 -----------
any actions or positions inconsistent with the obligations set forth herein.

      2.5  Manner of Payments.  All payments required by this Section 2 shall be
           ------------------                                 ---------
by wire transfer of same day funds to an account designated by the party entitled to payment.

      2.6  Procedures for Assets not Transferable.  If any of the contracts or
           --------------------------------------
agreements or any other property or rights included in the Acquired Assets are not assignable or transferable without the consent of a third party, Seller shall diligently use all commercially reasonable efforts to obtain such consents prior to the Closing Date and Purchaser shall use all commercially reasonable efforts to assist in that endeavor. If any such consent cannot be obtained prior to the Closing Date and the

Closing occurs, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof, and Purchaser shall not assume Seller's obligations with respect thereto, but Seller shall diligently use all commercially reasonable efforts to obtain such consent as soon as possible after the Closing Date or otherwise obtain for Purchaser the practical benefit of such property or rights and Purchaser shall use all commercially reasonable efforts to assist in that endeavor. Purchaser shall perform the Assumed Obligations pertaining to any contract or agreement for which Seller obtains a consent to transfer or otherwise obtains the practical benefit for Purchaser.

  SECTION 3.  Representations and Warranties of Seller and Shareholder.  Each of
              --------------------------------------------------------
Seller and Shareholder, being obligated jointly and severally, represent and warrant to Purchaser as follows:

      3.1  Due Incorporation.  Seller is a corporation duly organized, validly
           -----------------
existing and in good standing under the laws of Michigan with all requisite corporate power and authority to own, lease and operate the Acquired Assets. Seller is duly organized and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to be qualified would have a material adverse effect on the Business or the Acquired Assets. Shareholder is the only shareholder of Seller.

      3.2  Due Authorization.  Seller and Shareholder have full power and
           -----------------
authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and shareholder action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and Shareholder, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms. The execution, delivery and performance by Seller and Shareholder of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby (a) except as set forth on
Schedule 3.2, do not violate or constitute a default under any Applicable Law or
------------
any Contract to which Seller or Shareholder is a party, or by which any of them or any of the Acquired Assets are bound; or (b) except as set forth on Schedule
                                                                       --------
3.2, will not result in the creation of any Encumbrance upon the Acquired
---
Assets, or permit the acceleration of the maturity of the indebtedness of Seller relating to, or indebtedness secured by, the Acquired Assets. Except as set forth on Schedule 3.2, no notice to, filing with, authorization of, exemption
         ------------
by, or consent of any person or entity is required in order for Seller or Shareholder to consummate the transactions contemplated hereby.

      3.3  No Adverse Change.  Since August 31, 1997, there has not been (a) any
           -----------------
material adverse change in the financial condition, results of operations, properties or prospects of the Business, (b) except as set forth on Schedule
                                                                    --------
3.3(b), any material loss or damage or other adverse change to any of the
------
Acquired Assets; (c) any sale, transfer or disposition of the Acquired Assets, other than sales or leases of Inventory in the ordinary course of business; (d) any Encumbrance placed on any of the Acquired Assets; or (e) any changes in the accounting systems, policies or practices of the Business.

      3.4  Title to Assets.  Seller has good and valid title to the Acquired
           ---------------
Assets, subject to the Encumbrances set forth on Schedule 3.4.  At and as of the
                                                 ------------
Closing, Seller shall convey the Acquired Assets (and, with respect to Acquired Assets subject to capital leases or finance leases, cause to be conveyed) to Purchaser by bills of sale, documents of title and instruments of assignment and transfer effective to vest in Purchaser good and valid record, beneficial and marketable title to all of the Acquired Assets, free and clear of any Encumbrance. The Acquired Assets and the Excluded Assets constitute all assets necessary for the conduct of the Business, as currently operated. Schedule 3.4
                                                                  ------------
sets forth the location of each unit of the Fleet.

      3.5  Taxes.  All Taxes of Seller have been properly determined in
           -----
accordance with applicable rules and regulations and have been timely paid in full. Seller has duly and timely filed all Tax Returns of every nature required to be filed by it, in every jurisdiction in which the same may have been so required, and has paid all Taxes disclosed on such returns. All Taxes that Seller is required by law to withhold or collect, including, without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities.

      3.6  Contracts.  Schedule 3.6 sets forth a true and correct copy of the
           ---------   ------------
equipment lease form and equipment sale form used with such customers (which form varies from customer to customer only as to type of equipment, name of customer, term and price).

      3.7  No Defaults or Violations.  Seller has not materially breached any
           -------------------------
provision of, nor is in material default under the terms of, any Contract to which it is a party or by which it or the Acquired Assets are bound (including, without limitation, the Purchase Orders, Customer Contracts and Other Contracts), and, to the knowledge of Seller, no other party to any such Contract is in breach or default either in the payment of money or any other material respect. Neither Seller, the Acquired Assets nor the Business is in any material violation or default of, or with respect to, any Applicable Law, and no notice from any governmental agency has been served upon Seller claiming any violation of any Applicable Law or asserting any assessment or penalty which would have a material adverse effect on the Acquired Assets. No condition or set of facts exists which, with notice, lapse of time or both, would constitute a breach of the representations and warranties in this Section 3.
                                                       ---------

      3.8  Certain Environmental Matters.  Except as disclosed on Schedule 3.8
           -----------------------------                          ------------
attached hereto: (a) Seller has obtained all Environmental Permits required for the operation of the Business or the Acquired Assets and such Environmental Permits are valid and in full force and effect; (b) neither the Business, any of the Acquired Assets nor the Real Property violate any applicable Environmental Law or Environmental Permit in effect as of the date hereof and, to the knowledge of Seller and Shareholder, no condition or event has occurred which, with notice, lapse of time or both, would constitute any such violation; (c) neither the Seller nor, to the knowledge of Seller and Shareholder, any other person has stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at the Real Property; (d) Seller has not received notice from any person advising that any of the Real Property or Acquired Assets or the operation of the Business violates any Environmental Law or any Environmental Permit or that any Seller is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on or beneath the Real Property or at, on or beneath any land adjacent thereto or any other property and, to the knowledge of Seller and Shareholder, no such notice is threatened; (e) Seller and Shareholder are not aware of any fact or circumstance that would give rise to any claim, suit, proceeding or investigation related to the manufacture, distribution, use, treatment, storage, disposal, discharge or release of any industrial, toxic or hazardous substance or waste in connection with the Business, the Acquired Assets or the Real Property; (f) neither Seller nor, to the knowledge of Seller and Shareholder, any other person has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or toxic wastes, substances or materials on, beneath or about the Property or any property adjacent thereto or any other property; (g) neither the Real Property nor any land adjacent thereto has been used for the disposal, processing or treatment of waste or as a dump site; and (h) no storage tanks are or, to the knowledge of Seller and Shareholder, have been on, at or under the Real Property. Seller has timely filed all reports required to be filed with respect to the Real Property, the Acquired Assets and the operation of the Business and has generated and maintained all required data, documentation and records under any applicable Environmental Laws and Environmental Permits with respect thereto.

       3.9  Permits.  Seller holds all of the Permits described on Schedule 3.9
            -------                                                ------------
attached hereto (each of which is in full force and effect), and no other Permits are currently necessary for the lawful operation of the Business or the Acquired Assets. Seller has not received notice of revocation or modification of any Permit.

      3.10  Litigation.  Except as set forth on Schedule 3.10, there are no
            ----------                          -------------
actions, suits, proceedings or governmental investigations pending or, to the knowledge of Seller and Shareholder, threatened against or affecting Seller, Shareholder, the Business, any of the Acquired Assets, the Byron Center Property, the Wixom Property or relating to the transactions contemplated by this Agreement. Seller is not subject to any order, judgment, decree, stipulation or consent of or with any governmental agency that has or may have a material adverse effect on the Acquired Assets or the transactions contemplated by this Agreement.

      3.11  Insurance Policies.  Schedule 3.11 attached hereto contains an
            ------------------   -------------
accurate and complete list of all insurance carried by Seller with respect to the Business and the Acquired Assets. Except as set forth on Schedule 3.11, no
                                                              -------------
claims have been made against such insurance in the three (3) year period prior to the date hereof. All such insurance is in full force and effect and all premiums due to date have been paid.

      3.12  Customers. No customer to which Seller has sold or leased units of
            ---------
the Fleet or rendered services during the past twelve (12) months has, during the past twelve (12) months, discontinued or materially limited its leases or purchases from the Business. Seller has not received any notice and has no knowledge that any customer intends to terminate or materially reduce its leases or purchases from the Business in the future. There is no Customer or group of related Customers who accounted for more than 5% of the revenues of the Business during the past twelve (12) months. The Business is conducted from no locations other than the Byron Center Property and the Wixom Property.

      3.13  Employee Benefit Plans and Employment Agreements.
            ------------------------------------------------

            (a) Schedule 3.13 is a list of all employee contracts, and
                -------------
     employee benefit plans, programs, policies and arrangements (including all collective bargaining, stock purchase, stock option, employment, compensation, deferred compensation, pension, retirement, severance, termination, separation, vacation, sickness, health, welfare and bonus plans, arrangements, and agreements) whether or not such contracts, plans, policies or arrangements constitute "employee benefit plans" within the meaning of Section 3(3) of ERISA under or with respect to which Seller has any obligation or liability that relates to the Business (collectively, the "SELLER'S PLANS").

            (b) Seller has provided access to Purchaser of true and correct copies of each of Seller's Plans and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, and an accurate description of any Seller's Plans that are not in written form. To the extent applicable, a true and correct copy of the most recent annual report, actuarial report, summary plan description, and Internal Revenue Service determination letter with respect to each of Seller's Plans has been supplied to Purchaser by Seller and there have been no material changes in the financial condition of any of Seller's Plans from that stated in the applicable annual reports and actuarial reports supplied.

            (c) With respect to each of Seller's Plans and except as set forth on Schedule 3.13:
        -------------

            (i) no such Seller's Plan is a multiemployer plan  (as defined in
                Section 3(37) of ERISA) or is subject to title IV of ERISA;

           (ii) to Seller's knowledge, each such Seller's Plan complies and has been administered in form and in operation in all material respects with all applicable requirements of law, including, to the extent applicable, sections 401(a) and 501(a) of the Code; to Seller's knowledge, no event has occurred which will or could cause any such Seller's Plan to fail to comply with such requirements and there have been no amendments to such plans which are employee benefit pension plans (as defined in Section 3(2) of ERISA) which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service;

          (iii) to Seller's knowledge, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any such Seller's Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits);


          (iv) to Seller's knowledge, there have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any of Seller's Plans and Seller has not engaged in any prohibited transaction, which could reasonably be expected to have a material adverse effect on Seller;

          (v) Seller does not have any liability or contingent liability for providing, under any of Seller's Plans or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code, which could reasonably be expected to have a material adverse effect on Seller; and

          (vi) there have been no acts or omissions by Seller which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Purchaser may be liable on account of the execution of this Agreement or the consummation of the transaction contemplated hereby, which could reasonably be expected to have a material adverse effect on Seller.

        3.14    Employees.  Schedule 3.14 contains a true, complete and
                ---------   -------------
accurate list of the names, titles, annual compensation and all current bonuses for each employee of the Seller who has an annual base salary of $25,000 or more. Except as disclosed on Schedule 3.14, there is no, and during the past
                              -------------
two years there has been no, labor strike, picketing, dispute, slow-down, work stoppage, union organization effort, grievance filing or proceeding, or other labor difficulty actually pending or, to the knowledge of Seller and Shareholder, threatened against or involving the Seller. Except as set forth in

Schedule 3.14, Seller is not a party to any collective bargaining agreement
-------------
pertaining to the conduct of the Business and no such agreement determines the terms and conditions of the employment of employees of the Business. Except as set forth in Schedule 3.14 no collective bargaining agent has been certified as
             -------------
a representative of any of employees of the Business and no representation campaign or election is now in progress with respect to any employees of the Business. Seller is in compliance with its obligations, if any, pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN ACT") and all other obligations, if any, arising under any other applicable Law relating to the termination of employees of the Business. Except as set forth on Schedule
                                                                      --------
3.14, Seller has not received notice that any key employee of the Business
----
intends to terminate his employment with Seller or would not be willing to work for Purchaser.

        3.15    Seller's Warranties.  Schedule 3.15 contains a list of each
                -------------------   -------------
express warranty, if any, given by Seller on units of the Fleet sold or leased or services performed by Seller, that is outstanding on the Closing Date. Seller has provided Purchaser with access to a true and complete copy of each such warranty.

        3.16    Manufacturers' Warranties.  Schedule 3.16 contains a list of
                -------------------------   -------------
each express warranty, if any, given by any manufacturer with respect to any of the Acquired Assets, that is outstanding on the Closing Date. Seller has provided Purchaser with access to a true and complete copy of each such warranty and, to the extent assignable, each such warranty shall be assigned to Purchaser at Closing, at no additional cost to Purchaser.

        3.17    Brokers.  No broker or finder has acted for Seller in
                -------
connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage or finder's fee, by virtue of an agreement with Seller or Shareholder.

        3.18    No Other Agreement.  Neither Seller nor Shareholder has any
                ------------------
contract, agreement, arrangement or understanding with respect to the sale or other disposition of any of the Acquired Assets or capital stock of Seller, except as set forth in this Agreement.

        3.19    Assumed Warranties.  Each of the Assumed Warranties has a
                ------------------
warranty duration period of no greater than six months from the date of sale by Seller. The Assumed Warranties provide for the repair of any mechanical breakdown of equipment sold, except that caused by operator abuse or neglect. Aggregate claims against warranties given by Seller on sales of used equipment similar to the coverage afforded and equipment covered by the Assumed Warranties have not exceeded the following amounts for the following calendar years: 1997- $5,000; 1996 - $5,000; 1995 -$5,000; 1994 - $5,000; and 1993 - $5,000. There is
currently no claim pending or threatened on any of the Assumed Warranties. To the knowledge of Seller and Shareholder, there exists no defect or other matter with respect to the used equipment covered by the Assumed Warranties that could reasonably be expected to result in a material claim thereunder.

        3.20       Accuracy of Statements.  Neither this Agreement nor any
                   ----------------------
statement, list, certificate or other information furnished or to be furnished by or on behalf of Seller or Shareholder to Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact regarding Seller, Shareholder, the Acquired Assets or the Business or omits to state a material fact necessary to make the statements regarding Seller, Shareholder, the Acquired Assets or the Business contained herein or therein, in light of the circumstances in which they are made, not misleading.

Each of the foregoing representations and warranties shall be deemed remade by Seller and Shareholder, jointly and severally, on the Closing Date. No investigation or due diligence by Purchaser shall limit, modify or negate any of the foregoing representations and warranties.

  SECTION 4.  Representations and Warranties of Purchaser.  Purchaser represents
              -------------------------------------------
and warrants to Seller and Shareholder as follows:

        4.1   Due Incorporation.  Purchaser is a corporation duly organized,
              -----------------
validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        4.2   Due Authorization.  Purchaser has full power and authority to
              -----------------
enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser.
This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate or constitute a default under any Applicable Law or any Contract to which Purchaser is a party. Except as set forth on Schedule 4.2, no
                                                                ------------
notice to, filing with, authorization of, exemption by or consent of any person or entity is required in order for Purchaser to consummate the transactions contemplated hereby, except as shall have been obtained on or prior to the Closing Date.

       4.3    Litigation.  Except as set forth on Schedule 4.3, there are no
              ----------                          ------------
actions, suits, proceedings or governmental investigations pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser relating to the transactions contemplated by this Agreement. Purchaser is not subject to any order, judgment, decree, stipulation or consent of or with any governmental agency that has or may have a material adverse effect on the transactions contemplated by this Agreement.

       4.4    Brokers.  No broker or finder has acted for Purchaser in
              -------
connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage or finder's fee, by virtue of an agreement with Purchaser.

Each of the foregoing representations and warranties shall be deemed remade by Purchaser on the Closing Date.

 SECTION 5.   Covenants of Seller and Shareholder.
              -----------------------------------

       Seller and Shareholder each agree that:

        5.1   Implementing Agreement.  Seller and Shareholder shall each
              ----------------------
take all reasonably necessary action to fulfill their respective obligations under this Agreement and to consummate the transactions contemplated herein.

        5.2   Access to Information.  Seller and Shareholder shall each
              ---------------------
ensure Purchaser and Purchaser's representatives access during normal business hours to all the Acquired Assets (wherever located) and the facilities, properties, books, contracts, commitments and records of Seller. Seller's officers and employees shall be available as Purchaser shall reasonably request. Purchaser and its representatives shall be furnished with information concerning the Business as Purchaser shall reasonably request.

        5.3   Ordinary Course.  Seller shall (a) operate the Business only
              ---------------
in the usual, regular and ordinary course and manner consistent with past custom and practice, (b) not incur any indebtedness other than to finance its working capital needs in the ordinary course of business, (c) pay all accounts payable, purchase inventory, collect all accounts receivable, and make capital expenditures in the ordinary course of business consistent with past custom and practice, (d) use all commercially reasonable efforts to maintain its business and employees, customers, assets and operations as an ongoing business in accordance with past custom and practice, and (e) not enter into any agreements with respect to the foregoing.

        5.4   Consents and Approvals.  At its own cost, Seller shall make
              ----------------------
all filings, applications, statements and reports to all Governmental Authorities that are required to be made prior to the Closing Date pursuant to any Applicable Law in connection with this Agreement and the transactions contemplated hereby. Seller shall use all commercially reasonable efforts to obtain all necessary consents and approvals to consummate the transactions contemplated hereby. At Purchaser's request and expense, Seller shall enforce, to the extent possible, any warranty pertaining to the Acquired Assets that has not been assigned to Purchaser. Shareholder shall execute and deliver all landlord lien waiver documentation required for the Byron Center Property by Purchasers lender.

        5.5   Compliance with Laws.  Seller shall duly comply with all
              --------------------
Applicable Laws.

        5.6   No Modifications.  Seller shall not modify, amend or otherwise
              ----------------
alter or change any of the material terms or provisions of any Purchase Orders, Customer Contracts or Other Contracts.

        5.7   State Tax Notification Requirements.  Promptly after the
              -----------------------------------
Closing, Seller shall:

             (a) request from the Michigan Department of Revenue the statement or certificate described in the Michigan Sales and Use Tax Act and request the Michigan Department of Revenue to make a determination as to whether Seller owes any tax, penalty or interest under the Michigan Sales and Use Tax Act; and

             (b) comply with the requirements of any similar provision under the laws of any other state that may be applicable to the transaction contemplated this Agreement.

     5.8     Approval of Certain Contracts.  Without the prior consent of
             -----------------------------
Purchaser, Seller shall not enter into any new contract relating to or binding the Acquired Assets outside of the ordinary course of business.

 SECTION 6.  Covenants of Purchaser.
             ----------------------

     Purchaser agrees that from the date hereof to the Closing Date, Purchaser shall make all filings, applications, statements and reports to all Governmental Authorities that are required to be made prior to the Closing Date by or on behalf of Purchaser pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby.

Purchaser shall use its reasonable commercial efforts to obtain all necessary consents and approvals to consummate the transactions contemplated hereby.

 SECTION 7.  Purchaser's Conditions Precedent.
             --------------------------------

       The obligations of Purchaser under Section 2 of this Agreement are, at
                                          ---------
the option of Purchaser, subject to satisfaction of the following conditions precedent on or before the Closing Date (any of which may be waived by Purchaser):

       7.1   Warranties True as of Both Present Date and Closing Date.  The
             --------------------------------------------------------
representations and warranties of Seller and Shareholder contained herein shall be true on and as of the date of this Agreement, and shall also be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and an executive officer of Seller shall deliver to Purchaser a certification of the same.

        7.2  Compliance with Agreements and Covenants; Certificate.  Seller
             -----------------------------------------------------
and Shareholder shall have performed all of their respective obligations and agreements and complied with all of their respective covenants contained in this Agreement required to be performed and complied with on or prior to the Closing Date; and shall have delivered to Purchaser a certificate, dated as of the Closing Date, signed by Shareholder and an executive officer of Seller, certifying compliance with Section 7.1 and this Section 7.2.
                           -----------          -----------

        7.3  Consents and Approvals.  Consents and approvals in writing
             ----------------------
reasonably satisfactory to Purchaser shall have been received by Seller from (a) each party to any of the Assumed Obligations whose consent and approval is required for the transfer and assignment to Purchaser of such Assumed Obligations, (b) any governmental agency whose consent and approval is required for the consummation of the transactions contemplated hereby, including, without limitation the transfer and assignment of the Permits to Purchaser, and (c) any lenders, lessors or other persons whose consent or approval is required for the consummation of the transactions contemplated hereby.

        7.4  No Material Change.  Neither the Business, the results of
             ------------------
operations thereof or the properties or prospects thereof, nor any of the Acquired Assets shall have been materially and adversely affected as of the Closing Date in any way and no event shall have occurred which, in the judgment of Purchaser, may have a material adverse effect on the Business or the prospects thereof.

        7.5  Actions or Proceedings.  No action, proceeding or claim shall
             ----------------------
have been instituted or threatened which would enjoin, restrain or prohibit, or might result in damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, the consummation of the transactions contemplated by this Agreement.

        7.6  Due Diligence Review.  Purchaser and its employees, agents,
             --------------------
investment advisors and accounting and legal representatives shall have completed their business and legal due diligence review of Seller and all aspects of the Business and the Acquired Assets, and the results of such review shall be satisfactory to Purchaser in its sole discretion.

        7.7  Release of Encumbrances on Acquired Assets.  All Encumbrances
             ------------------------------------------
on the Acquired Assets shall have been released and Seller shall have delivered evidence thereof acceptable to Purchaser in its sole discretion.

        7.8  Opinion of Counsel.  Purchaser shall have received
             ------------------
an opinion, dated the Closing Date, of Miller, Johnson, Snell and Cummiskey, counsel for Seller, addressing the matters at the second and third sentences of
Section 3.2.
-----------

        7.9  Seller's Authority Documents.  Seller shall have delivered to
             ----------------------------
Purchaser: (a) a copy of the articles of incorporation of Seller certified as of a recent date by the Michigan Department of Consumer and Industry Services Corporation, Securities and Land Development Bureau, (b) a copy of the by-laws of Seller, certified as of the Closing Date by the Secretary of Seller as true and complete; and (c) a certificate of the Secretary of Seller, dated the Closing Date, certifying a copy of the resolutions duly adopted by the Board of Directors and the Shareholders approving this Agreement and the transactions contemplated hereby as true and complete, as not having been amended or supplemented and as being in full force and effect on the Closing Date.

        7.10 Approvals.  The Board of Directors of Purchaser shall have
             ---------
approved the transactions contemplated by this Agreement.

        7.11 Lease of Real Property.  Shareholder shall have executed and
             ----------------------
delivered to Purchaser the lease of the Byron Center Property, in the form of Exhibit A attached hereto. Purchaser shall have entered into a lease for the
---------
Wixom Property on terms acceptable to it.

        7.12 Employment Agreement.  Purchaser and Shareholder shall have
             --------------------
entered into an Employment Agreement in the form of Exhibit B  attached hereto.
                                                    ----------

        7.13 Covenant Not to Compete.  Purchaser and Allen Baker shall have
             -----------------------
entered the Management Non-Competition Agreement.

        7.14 Satisfaction of Liabilities.  All liabilities and obligations of
             ---------------------------
the Seller (other than Assumed Obligations) shall have been paid in full and Seller shall provide evidence reasonable satisfactory to Purchaser of such satisfaction.

        7.15 Other Documents and Agreements.  Purchaser shall have
             ------------------------------
received from Seller appropriate bills of sale and instruments of assignment and such other documents and agreements necessary to convey the Acquired Assets to Purchaser in accordance with the terms of this Agreement in such forms as are reasonably satisfactory to Purchaser and its counsel. Purchaser shall have received from Seller title certificates for each vehicle or other certificated asset included within the Acquired Assets and executed originals or duplicate originals of each Purchase Order and Customer Contract.

 SECTION 8.  Seller's Conditions Precedent.
             -----------------------------

             The obligations of Seller and Shareholder under Section 2 of this
                                                             ---------
Agreement are, at the option of Seller, subject to the satisfaction of the following conditions precedent on or before the Closing Date (any of which may be waived by Seller):

        8.1   Warranties True as of Both Present Date and Closing Date.  The
              --------------------------------------------------------
representations and warranties of Purchaser contained herein shall be true on and as of the date of this Agreement, and shall also be true on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

        8.2   Compliance with Agreements and Covenants; Certificate.  Purchaser
              -----------------------------------------------------
shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with on or prior to the Closing Date; and Purchaser shall have delivered to Seller and Shareholder a certificate, dated as of the Closing Date, of an executive officer of Purchaser, certifying compliance with Section 8.1 and this Section 8.2.
                                         -----------          -----------

        8.3   Actions or Proceedings.  No action, proceeding or claim shall
              ----------------------
have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, the consummation of the transactions contemplated by this Agreement.

        8.4   Opinion of Counsel.  Seller and Shareholder shall have
              ------------------
received an opinion, dated the Closing Date, of Mayer, Brown & Platt, counsel for Purchaser, addressing the matters at the second and third sentences of
Section 4.2.
-----------

        8.5   Closing Deliveries.  Purchaser shall deliver to Seller
              ------------------
appropriate instruments of assumption and other documents necessary to assume the Assumed Obligations in accordance with the terms of this Agreement in such forms as are reasonably satisfactory to Seller and their counsel. Purchaser shall make the payments required in Section 2 above.
                                    ---------

        8.6   Lease of Real Property.  Purchaser shall have executed the lease
              ----------------------
of the Byron Center Property, in the form of Exhibit A attached hereto.
                                             ---------

        8.7   Employment Agreement.  Purchaser and Shareholder shall have
              --------------------
entered into an Employment Agreement in the form of Exhibit B  attached hereto.
                                                    ----------

        8.8   Purchaser's Authority Documents.  Purchaser shall have delivered
              -------------------------------
to Seller: (a) a copy of the articles of incorporation of Purchaser certified as of a recent date by the Secretary of State of Michigan, (b) a copy of the by-laws of Purchaser, certified as of the Closing Date by the Secretary of Purchaser, and a certification of the Secretary, certifying a copy of the resolutions duly adopted by the Board of Directors approving this Agreement and the transactions contemplated hereby as true and complete, as not having been amended or supplemented and as being in full force and effect on the Closing Date.

 SECTION 9.        Employees and Benefits.
                   ----------------------

       Purchaser shall be under no obligation to hire any of the employees of Seller and shall not assume any obligations with respect to such employees, including, without limitation, any obligations for employment compensation, benefits or severance.

SECTION 10.       Closing.
                  -------

       The Closing shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois at 10:00 A.M. on January __, 1998, or at such other place or on such later date to which the parties hereto shall agree.

 SECTION 11.       Termination.
                   -----------

       This Agreement may be terminated as follows: (a) with the mutual consent of Seller and Purchaser; (b) by Purchaser, if any of the conditions provided in
Section 7 shall not have been satisfied on or prior to the date specified for
---------
fulfillment thereof, and Purchaser shall not have waived, in writing, such failure of satisfaction and the Closing shall have occurred; (c) by Seller, if any of the conditions provided in Section 8 shall not have been satisfied on or
                                  ---------
prior to the date specified for fulfillment thereof, and Seller shall not have waived, in writing, such failure of satisfaction and the Closing shall have occurred; or (d) on January 15, 1998, if the Closing shall not have taken place before such date. In the event of any termination pursuant to this Section 11
                                                                    ----------
(other than pursuant to clause (a) or (d) above), written notice setting forth the reasons thereof shall forthwith be given by Purchaser, if it is the terminating party, to Seller, or by Seller, if it is the terminating party, to Purchaser. No termination of this Agreement shall relieve a party of any breach of this Agreement by it prior to the termination.

 SECTION 12.      Survival and Indemnification.
                  ----------------------------

       12.1       Survival.  The representations and warranties of the parties
                  --------
hereto contained herein or in any other certificate or other writing delivered pursuant hereto shall survive the Closing until the second anniversary of the Closing Date; provided, that, the representations and warranties of Seller contained at Sections 3.2, 3.4, 3.5 and 3.8 will not be subject to such time
             ------------  ---  ---     ---
limitation and shall not expire.

        12.2      Indemnification by Seller and Shareholder.  Seller and
                  -----------------------------------------
Shareholder, each being obligated jointly and severally, agree to indemnify Purchaser and each of its affiliates against, and agree to hold it and them harmless from, any Losses incurred or suffered by Purchaser or any of its affiliates arising out of any of the following: (a) any breach of or inaccuracy in any representation or warranty made by Seller or Shareholder pursuant to this Agreement, and any breach of or failure by Seller or Shareholder to perform any covenant or obligation of either Seller or Shareholder set out in this Agreement; (b) any debt, claim, obligation or other liability of Seller or any of its affiliates other than the Assumed Obligations; (c) any claim relating to the Business or any of the Acquired Assets (including, without limitation, any claim based in warranty, contract, tort or strict liability) arising from events occurring on or before the Closing Date; (d) any claim (i) by any Tax Authority regarding any Taxes incurred on or prior to the Closing Date in connection with the Business or the

Acquired Assets or (ii) pursuant to the Bulk Sales Laws of any jurisdiction regarding transactions contemplated by this Agreement; (e) any obligation or other liability with respect to any violation by Shareholder or Seller of any Applicable Law in effect on the date hereof or any condition existing on the Real Property on the date hereof; or (f) any claims by or liabilities with respect to any employee of any Seller regarding his or her employment or termination of employment with Seller. Recovery will be permitted under clause
(a) above only for claims that individually exceed $5,000 and only if the aggregate of all such claims exceed $50,000. Recovery will be permitted for the entire amount of each claim in excess of $5,000 once the aggregate of all such claims exceed $50,000. The liability of Seller and Shareholder under clause (a) above will be limited to the Purchase Price.

        12.3       Indemnification by Purchaser.  Purchaser agrees to indemnify
                   ----------------------------
Seller, Shareholder and each of their respective affiliates against, and agrees to hold it and them harmless from, any Losses incurred or suffered by Seller, Shareholder or any of their respective affiliates arising out of any of the following: (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser pursuant to this Agreement, and any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out in this Agreement; (b) the Assumed Obligations; or (c) the use or ownership of any of the Acquired Assets after the Closing Date to the extent such Losses arise in connection with and relate to periods commencing after the Closing Date.

        12.4       Notice of Claims; Assumption of Defense.  The indemnified
                   ---------------------------------------
party shall give prompt notice to the indemnifying party, in accordance with the terms of Section 14.2, of the assertion of any claim, or the commencement of any
         ------------
suit, action or proceeding in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the indemnifying party such information with respect thereto as the indemnifying party may reasonably request (but the giving of such notice shall not be a condition precedent to indemnification hereunder). The indemnifying party may, at its own expense, (a) participate in and (b) upon notice to the indemnified party and the indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to Section 12.2 or
                                                             ------------
Section 12.3 for Losses arising out of such claim, suit, action or proceeding,
------------
at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that (y) the indemnifying party's counsel
                            --------
is reasonably satisfactory to the indemnified party and (z) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

        12.5       Settlement or Compromise.  Any settlement or compromise made
                   ------------------------
or caused to be made by the indemnified party or the indemnifying party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 12.4 shall also be binding upon the indemnifying party or the
      ------------
indemnified party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any claim, suit, action or proceeding without the prior written consent of the other party, which shall not be unreasonably withheld.

        12.6       Failure of Indemnifying Party to Act.  In the event that the
                   ------------------------------------
indemnifying party elects not to assume the defense of any claim, suit, action or proceeding, such election shall not relieve the indemnifying party of its obligations hereunder.

 SECTION 13.       Non-Competition and Confidentiality Agreement.
                   ----------------------------------------------

        13.1       Non-Competition Agreement.  For a period of five (5) years
                   -------------------------
after the Closing Date (the "Non-Competition Period"), each of Seller and Shareholder shall not, within, or within a 250 mile radius of the municipal boundary of Byron Center, Michigan, Wixom, Michigan or any location from which Purchaser or its affiliates conduct business on the date hereof (the "Restricted Area"), directly or indirectly, own, control, manage, participate in, assist, invest in or permit their names to be used by any person or entity that engages in or owns, controls, manages, participates in, assists or invests in any business substantially similar to the Business as conducted at any time during the three (3) year period prior to the Closing Date (the "Services"). Notwithstanding the foregoing, being a passive owner of not more than 5% of the outstanding securities of any class of a publicly traded entity engaged in the provision of the Services in the Restricted Area shall not constitute a violation of this Section 13.1.
                  ------------

        13.2  Non-Solicitation.  During the Non-Competition Period, neither
              ----------------
Seller, Shareholder nor any of their affiliates will, directly or indirectly, offer employment to or hire any employee of Purchaser.

        13.3  Confidentiality.  Except as may be required by a governmental
              ---------------
agency, Seller and Shareholder shall keep confidential all non-public information concerning the Acquired Assets and not disclose the same to any other person or entity, or use the same in any way.

        13.4  Maximum Duration, Scope.  If, at the time of enforcement of this
              -----------------------
Section 13, a court shall hold that the duration, scope, area or other
----------
restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions and that the provision at issue be revised, as of the date of this Agreement, to the minimum extent necessary to effect such substitution.

        13.5  Specific Performance.  Each of Seller and Shareholder agree that
              --------------------
if either of them breach any of the provisions of this Section 13, money damages
                                                       ----------
would be inadequate and Purchaser would have no adequate remedy at law. Accordingly, each of Seller and Shareholder agree that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to an action for specific performance, injunctive or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 13 without the necessity of proving
                                  ----------
actual damages or posting bond. In the event of a breach or violation of any of the provisions of this Section 13, the running of the Non-Competition Period
                       ----------
(but not of Seller's and Shareholder's obligations under this Section 13) shall
                                                              ----------
be suspended with respect to Seller and Shareholder during the continuance of any actual breach or violation. In connection with Purchaser's application for such specific performance, injunctive or other equitable relief, each of Seller and Shareholder hereby waive the claim or defense that Purchaser possesses an adequate remedy at law or that bond must be posted.

 SECTION 14.  Miscellaneous.
              -------------

        14.1  Expenses.  Each party hereto shall bear its own expenses with
              --------
respect to this transaction. Seller and Purchaser shall equally split all taxes (other than Seller's income taxes) required to be paid in connection with the transfer and assignment of the Acquired Assets.

        14.2  Notices.  Any notice, request, instruction or other document
              -------
to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given or delivered, (a) when received if given in person, (b) on the date of transmission if sent by telex, telecopy or other wire transmission (receipt confirmed), (c) one (1) day after being sent by reputable overnight courier, or (d) three (3) days after being deposited in the U.S. mail, certified or registered mail, postage prepaid. All notices shall be addressed as set forth below.

       If to Seller or Shareholder addressed as follows:

       Grand Hi-Reach, Inc.
       c/o Allen Baker
       9067 River Ridge
       Middleville, Michigan 49333

       with a copy to:

       Miller, Johnson, Snell & Cummiskey, P.L.C.
       250 Monroe Avenue, N.W.
       Suite 800
       Grand Rapids, Michigan 49501-0306
       Attention: Richard Postma, Esq.
       Facsimile: (616) 831-1701

       If to Purchaser, addressed as follows:

       NES Michigan Acquisition Corp.
       1800 Sherman Avenue, Suite 100
       Evanston, Illinois 60201
       Attention: Kevin Rodgers
       Facsimile:  (847) 773-1000

       with a copy to:

       Mayer, Brown & Platt
       190 South LaSalle Street
       Chicago, Illinois  60603
       Attention:  James J. Junewicz, Esq.

       Facsimile:  (312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

        14.3  Waivers.  No waiver by a party of any condition or breach
              -------
of any provision of this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other provision.

        14.4  Counterparts.  This Agreement may be executed simultaneously in
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signatures may be delivered by facsimile transmission.

        14.5  Construction.  The Article and Section headings are for
              ------------
convenience only and shall not be deemed part of this Agreement. Each party and its counsel have reviewed this Agreement. The language of this Agreement shall be construed according to its fair meaning. Any rule of construction resolving ambiguities against the drafting party shall not apply in the interpretation of this Agreement.

        14.6  Applicable Law.  This Agreement shall be governed by and construed
              --------------
and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of Illinois.

        14.7  Assignment.  This Agreement shall be binding upon and inure to the
              ----------
benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that no assignment
                                         --------  -------
shall be made hereof without the prior written consent of the non-assigning party, except that Purchaser may assign its rights hereunder to any of its affiliates or to any lender.

        14.8  Other Instruments.  After the Closing Date, Seller shall execute
              -----------------
and deliver to Purchaser such other documents, releases, assignments and other instruments as may be reasonably required by Purchaser to further effect the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, each of the Acquired Assets.

        14.9  Third Party Beneficiaries.  This Agreement is not intended to
              -------------------------
confer upon any person or entity, other than the parties hereto, any rights or remedies hereunder.

        14.10 Forum. Each party hereto agrees that any suit, action or
              -----
proceeding brought by any party against any other party to this Agreement in connection with or arising out of this Agreement shall be brought solely in the Federal Courts of the Northern District of Illinois or, if such court lacks jurisdiction, in the Circuit Court of Cook County, Illinois. Each party hereby waives any defense or claim of lack of venue, lack of jurisdiction or forum non-convenience in connection with the foregoing.

        14.11  Records.  After the Closing, Seller shall make available to
               -------
Purchaser, as requested by Purchaser, its agents and representatives or any Tax Authority or governmental agency, all information, records or documents relating to the Business or the Acquired Assets and retained by Seller and shall preserve all such information, records and documents until six years after the Closing.

        14.12  Entire Understanding.  This Agreement sets forth the entire
               --------------------
agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may be amended, modified or supplemented only in writing signed by the parties hereto.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                      NES MICHIGAN ACQUISITION CORP.


                      By:  /s/ Paul R. Ingersoll
                           --------------------------------------
                           Paul R. Ingersoll
                           Vice President


                      GRAND HI-REACH, INC.


                      By:  /s/ Allen Baker
                          ---------------------------------------
                          Allen Baker
                          President


                      /s/ Allen Baker
                      -------------------------------------------
                      ALLEN BAKER, individually

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